Exhibit 4.1(f)

                                                December 23, 1993


Oshman's Sporting Goods, Inc.
2302 Maxwell Lane
Houston, Texas 77223

Gentlemen:

Reference is made to the Financing Agreement dated August 31, 1992 (as amended or otherwise modified from time to time, the "Financing Agreement") among J. S. OSHMAN AND CO., INC., OSHMAN SPORTING GOODS CO., ALABAMA, OSHMAN SPORTING GOODS CO., ARIZONA, OSHMAN SPORTING GOODS CO., ARKANSAS, OSHMAN SPORTING GOODS CO., CALIFORNIA, OSHMAN SPORTING GOODS CO., FLORIDA, OSHMAN SPORTING GOODS CO., GEORGIA, OSHMAN SPORTING GOODS CO., HAWAII, OSHMAN SPORTING GOODS CO., LOUISIANA, OSHMAN SPORTING GOODS CO., MINNESOTA, OSHMAN SPORTING GOODS CO., MISSOURI, OSHMAN SPORTING GOODS CO., NEVADA, OSHMAN SPORTING GOODS CO., NEW JERSEY, OSHMAN SPORTING GOODS CO., NEW MEXICO, OSHMAN SPORTING GOODS CO., NEW YORK, OSHMAN SPORTING GOODS CO., OHIO, OSHMAN SPORTING GOODS CO., OKLAHOMA, OSHMAN SPORTING GOODS CO., TENNESSEE, OSHMAN SPORTING GOODS CO., TEXAS, OSHMAN SPORTING GOODS CO., WASHINGTON, OSHMAN'S SKI SKOOL, INC., and OSHMAN'S SPORTING GOODS, INC. - SERVICES, (collectively the "Companies"), and THE CIT GROUP/BUSINESS CREDIT, INC. ("CITBC"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

Effective immediately, pursuant to mutual understanding, the Financing Agreement is hereby amended as follows:

     1. The dollar amount of "$32,500,000" as it appears in the definitions of Revolving Line of Credit and Availability shall be, and hereby is, amended to read: "$40,000,000". Notwithstanding such increase in the Revolving Line of Credit, all loans, advances and extensions of credit to you pursuant to Sections 3 and 4 of the Financing Agreement shall be within the Borrowing Base.

     2. Section 6, paragraph 9 of the Financing Agreement is hereby amended to read in its entirety as follows:

          9. The Parent and its Subsidiaries shall maintain on a consolidated basis, as of the end of each fiscal quarter ending during the periods or on the dates below, a Net Worth of not less than:


          Date or Period                             Amount
          --------------                             ------
          October 31, 1992-January 30, 1993     $68,000,000.00
          January 31, 1993-October 30, 1993     $67,500,000.00
          January 29, 1994                      $61,200,000.00
          April 30, 1994                        $59,000,000.00
          July 30, 1994                         $58,000,000.00
          October 29, 1994                      $54,000,000.00
          January 28, 1995                      $61,200,000.00
          At all times after January 28, 1995   $61,200,000.00


     3. Section 6, subparagraph 10 I. of the Financing Agreement is hereby amended to read in its entirety as follows:

          I. Permit EBITDA, on a consolidated and cumulative fiscal year to date basis (except for the calculation of EBITDA for the fiscal quarter ending January 29, 1994, which shall not be on a cumulative basis, but which shall be calculated solely for the fiscal quarter then ending), for the Parent and its Subsidiaries, at the end of each fiscal quarter, to be:

               Fiscal Quarter Ending          EBITDA
               ---------------------          ------
               October 31, 1992    Not more than
                                   negative        $  1,370,000.00
               January 30, 1993    Less than       $  6,387,000.00
               May 1, 1993         Not more than
                                   negative        $  2,400,000.00
               July 31, 1993       Less than       $    425,000.00
               October 30, 1993    Not more than
                                   negative        $  5,639,000.00
               January 29, 1994    Not more than
                                   negative        $ 10,800,000.00
               April 30, 1994      Not more than
                                   negative        $    500,000.00
               July 30, 1994       Less than       $    650,000.00
               October 29, 1994    Not more than
                                   negative        $  1,400,000.00
               January 28, 1995    Less than       $  9,000,000.00
               April 29, 1995      Not more than
                                   negative        $    703,000.00
               July 29, 1995 and
               at all times
               thereafter          Less than       $  1,141,000.00


     4.   Section 6, subparagraph 11(iii) of the Financing
Agreement is hereby amended to read in its entirety as follows:

          iii) $4,500,000.00 for the fiscal year ending
               January 28, 1995;

     5. Section 6, paragraph 12 of the Financing Agreement is hereby amended to read in its entirety as follows:

          12. The Parent and its Subsidiaries shall maintain, as of the end of each fiscal quarter, on a consolidated basis, for the particular quarters below, Working Capital of not less than:


         Fiscal Quarters                     Working Capital Amount
         ---------------                     ----------------------
     a)  For the fiscal quarter ending
         October 31, 1992                     $  37,525,000.00
     b)  For the fiscal quarter ending
         January 30, 1993                     $  41,800,000.00
     c)  For the fiscal quarter ending
         May 1, 1993                          $  41,800,000.00
     d)  For the fiscal quarter ending
         July 31, 1993                        $  43,440,000.00
     e)  For the fiscal quarter ending
         October 30, 1993                     $  40,565,000.00
     f)  For the fiscal quarter ending
         January 29, 1994                     $  49,000,000.00
     g)  For the fiscal quarter ending
         April 30, 1994                       $  46,700,000.00
     h)  For the fiscal quarter ending
         July 30, 1994                        $  44,200,000.00
     i)  For the fiscal quarter ending
         October 29, 1994                     $  37,800,000.00
     j)  For the fiscal quarter ending
         January 28, 1995                     $  44,200,000.00
     k)  For the fiscal quarter ending
         April 29, 1995                       $  41,800,000.00
     l)  For the fiscal quarter ending
         July 29, 1995 and at the end of
         each fiscal quarter thereafter       $  42,750,000.00


     6. Section 6, paragraph 13 of the Financing Agreement is hereby amended to read in its entirety as follows:

          13. The Parent and its Subsidiaries, on a consolidated basis, shall maintain at the end of each fiscal quarter ending on the dates listed below, on a cumulative basis for the four
     (4) fiscal quarters just ended (except for the calculation of the Interest Coverage Ratio for the fiscal quarter ending January 29, 1994 which shall not be on a cumulative basis, but which shall be calculated solely for the fiscal quarter then ending), an Interest Coverage Ratio of at least:


              Fiscal Quarter Ending           Ratio
              ---------------------           -----
     a)   October 31, 1992                     .38 to 1
     b)   January 30, 1993                    1.37 to 1
     c)   May 1, 1993                          .19 to 1
     d)   July 31, 1993                        .34 to 1
     e)   October 30, 1993           Negative(4.69)to 1
     f)   January 29, 1994                    6.80 to 1
     g)   April 30, 1994             Negative(1.60) to 1
     h)   July 30, 1994              Negative(1.25) to 1
     i)   October 29, 1994            Negative(.95) to 1
     j)   January 28, 1995                    2.20 to 1
     k)   April 29, 1995                      2.00 to 1
     l)   July 29, 1995 and at the end of each
          fiscal quarter thereafter           2.00 to 1


          In any calculation of an Interest Coverage Ratio (i) that includes the fiscal quarter ending January 29, 1994, there shall be added to the calculation of EBITDA for such quarter the actual amount, when determined, of the pre-tax charge referred to in the Parent's press release dated December 6, 1993 relating to 30 to 35 store closings referred to therein and (ii) that includes the fiscal quarter ending July 31, 1993, there shall be subtracted from the calculation of Capital Expenditures for such quarter the sum of $855,000.00.

     7. Section 6, paragraph 14 of the Financing Agreement is hereby amended to read in its entirety as follows:

          14. The Parent and its Subsidiaries shall maintain, as of the end of each fiscal quarter, on a consolidated basis, a ratio of Inventory, valued on the first-in, first-out method, in accordance with GAAP, to Trade Accounts Payable plus the amount of any "book overdraft" of the Parent and its Subsidiaries of not more than:


              Fiscal Quarter                  Ratio
              --------------                  -----
     a)   October 31, 1992                   3.20 to 1
     b)   January 30, 1993                   3.20 to 1
     c)   May 1, 1993                        3.60 to 1
     d)   July 31, 1993                      3.60 to 1
     e)   October 30, 1993                   3.20 to 1
     f)   January 29, 1994                   3.50 to 1
     g)   April 30, 1994                     3.90 to 1
     h)   July 30, 1994                      4.10 to 1
     i)   October 29, 1994                   3.50 to 1
     j)   January 28, 1995                   3.50 to 1
     k)   April 29, 1995                     3.90 to 1
     l)   July 29, 1995 and for each fiscal
          quarter thereafter                 3.90 to 1


     8. Section 6, paragraph 15 of the Financing Agreement is hereby amended to read in its entirety as follows:

          15. The Parent and its Subsidiaries shall maintain, as of the end of each fiscal quarter ending on the dates listed below, on a consolidated basis, a Leverage Ratio of not more than:


          Fiscal Quarters                     Ratio
          ---------------                     -----
          October 31, 1992                   1.24 to 1
          January 30, 1993                    .77 to 1
          May 1, 1993                         .95 to 1
          July 31, 1993                       .98 to 1
          October 30, 1993                   1.27 to 1
          January 29, 1994                   1.20 to 1
          April 30, 1994                     1.50 to 1
          July 30, 1994                      1.40 to 1
          October 29, 1994                   1.90 to 1
          January 28, 1995                   1.20 to 1
          April 29, 1995                     1.50 to 1
          July 29, 1995 and for each fiscal
          quarter thereafter                 1.40 to 1


     9. Section 6, paragraph 16 of the Financing Agreement is hereby amended to read in its entirety as follows:

          16. The Parent and its Subsidiaries shall maintain, on a consolidated basis, as of the end of each fiscal quarter ending on the dates or during the periods listed below, on a consolidated basis, a Current Ratio of at least:

          October 31, 1992-January 29, 1994  1.50 to 1
          April 30, 1994                     1.25 to 1
          July 30, 1994                      1.25 to 1
          October 29, 1994                   1.25 to 1
          January 28, 1995                   1.50 to 1
          April 29, 1995 and for each fiscal
          quarter thereafter                 1.50 to 1

In consideration of our execution of this agreement, you hereby agree to pay us an accommodation fee equal to $25,000.00, and you authorize us to charge your loan account with such fee on the date hereof.

You hereby further agree that you shall be solely responsible for the fees and expenses of your counsel incurred in connection with this agreement.

Except as herein otherwise specifically provided, no other change in any of the terms or provisions of the Financing Agreement is intended or implied. If the foregoing is in accordance with your understanding, please sign and return to us the enclosed copy of this letter to so indicate.

                        Very truly yours,

                        THE CIT GROUP/BUSINESS CREDIT, INC.


                        By: _______________________________
                               Title: _____________________
Read and Agreed to:

J. S. OSHMAN AND CO., INC.
OSHMAN SPORTING GOODS CO., ALABAMA
OSHMAN SPORTING GOODS CO., ARIZONA
OSHMAN SPORTING GOODS CO., ARKANSAS
OSHMAN SPORTING GOODS CO., CALIFORNIA
OSHMAN SPORTING GOODS CO., FLORIDA
OSHMAN SPORTING GOODS CO., GEORGIA
OSHMAN SPORTING GOODS CO., HAWAII
OSHMAN SPORTING GOODS CO., LOUISIANA
OSHMAN SPORTING GOODS CO., MINNESOTA
OSHMAN SPORTING GOODS CO., MISSOURI
OSHMAN SPORTING GOODS CO., NEVADA
OSHMAN SPORTING GOODS CO., NEW JERSEY
OSHMAN SPORTING GOODS CO., NEW MEXICO
OSHMAN SPORTING GOODS CO., NEW YORK
OSHMAN SPORTING GOODS CO., OHIO
OSHMAN SPORTING GOODS CO., OKLAHOMA
OSHMAN SPORTING GOODS CO., TENNESSEE
OSHMAN SPORTING GOODS CO., TEXAS
OSHMAN SPORTING GOODS CO., WASHINGTON
OSHMAN'S SKI SKOOL, INC.
OSHMAN'S SPORTING GOODS, INC. - SERVICES

By: __________________________________
     Title: _____________________________
     of each of the above companies